FOUNDER STOCK PURCHASE

AND SHAREHOLDER RIGHTS AGREEMENT OF

CONSUMER COOPERATIVE GROUP, INC.

This Founder Stock Purchase Agreement (the “Agreement”) is made as of January 27, 2017 “Effective Date”) by and between CONSUMER COOPERATIVE GROUP, INC. an Oregon cooperative corporation (the “Company”), and Tanenankhaha Andrews (the “Founder”).

Whereas, the Founder desires to purchase and the Company desires to issue and sell shares of its common stock & preferred stock, no par value at a stated value of $0.001 per share (the “Common & Preferred Stock”) on the terms set forth herein.

Now, Therefore, It Is Agreed between the parties as follows:

1.Sale of Stock. The Company hereby agrees to sell to the Founder and the Founder hereby agrees to purchase an aggregate of 432,800,000,000 shares (80%) of the Company’s total authorized Common Stock & Preferred Stock (the “Shares”) at a purchase price of $0.001 per share. The payment of the purchase price shall be paid in the cash equivalent value of the non-cash consideration in accordance with Section 3.1.3 & Exhibit A: the Technology Assignment Agreement and the assignment and stock issuance hereunder is intended to qualify for tax-free treatment under Internal Revenue Code Section 351. The Common Stock & Preferred Stock shall be divided into multiple series, designated, and issued as follows:

2.Right of Repurchase

2.1.One hundred percent (100%) of the Shares shall initially be subject to the Company’s Repurchase Option (defined below).

2.2.

2.3.On the date five (5) years from January 27, 2017 (the “Vesting Commencement Date”) twenty percent (20%) of the Shares (86,560,000,000) subject to the Repurchase Option shall vest and be released from the Repurchase Option. Thereafter, another 20% of the Shares shall equally vest and be released from the Repurchase Option on each yearly anniversary of the Vesting Commencement Date so that One Hundred Percent (100%) of the Shares shall be released from the Repurchase Option on the (10th) anniversary of the Vesting Commencement Date, in any event, subject to the Founder’s continued service to the Company through each such date.

2.4.In the event of the voluntary or involuntary termination of Founder’s employment or consulting relationship with the Company or any of its current or future subsidiaries, affiliates, successors or assigns as an officer, director, employee or consultant (“Services”) for any reason (including death or disability), with or without cause, the Company shall, upon the date of such termination (as reasonably fixed by the Board of Directors of the Company), have an irrevocable option to repurchase (the “Repurchase Option”) any or all Shares which have not yet been released from the Repurchase Option (the “Unreleased Shares”), at the original purchase price per Share specified in Section 1 (the “Repurchase Price”) subject to the cash equivalent value of the non-cash consideration terms in section 3.1.3. The Company may exercise its Repurchase Option as to any or all of the Unreleased Shares at any time within ninety (90) days following the termination of the Founder’s Services.

2.5.The Repurchase Option shall be exercised by the Company, if at all, by delivering written notice to the Founder or, in the event of the Founder’s death, the Founder’s executor and, by (i) delivery to Founder or Founder’s executor a check in the amount of the Repurchase Price, (ii) by cancellation of indebtedness equal to the Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the Repurchase Price. To the extent one or more certificates representing Unreleased Shares may have been previously delivered out of escrow to the Founder, then the Founder shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificate(s) representing the Unreleased Shares to be repurchased, each certificate to be properly endorsed for transfer. Upon delivery of such notice and the payment of the aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and

2.6.

interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company, without further action by Founder.

3.Restrictions on Transfer.

3.1.Right of First Refusal. Before any Shares held by Founder or any transferee of Founder (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3.1(the “Right of First Refusal”).

3.1.1.Notice of a Proposed Transfer. In the event that a Founder desires at any time to Transfer all or any part of such Founder’s Shares (a “Transferring Founder”), the Transferring Founder first shall give written notice to the other Founders of such Transferring Founder’s intention to make such Transfer. Such notice shall state the number of Shares which the Transferring Founder proposes to Transfer (the “Offered Shares”), the price (“Offered Price”) and the terms at which the proposed Transfer is to be made and the name and address of the proposed Transferee.

3.1.2.Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

3.1.3.Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3.1.3 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

3.1.4.Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any

3.1.5.

outstanding indebtedness, or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

3.1.6.Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3.1.5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

3.1.7.Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3 notwithstanding, the transfer of any or all of the Shares during Founder’s lifetime or on Founder’s death by will or intestacy to Founder’s Immediate Family or a trust for the benefit of Founder or Founder’s Immediate Family shall be exempt from the provisions of Section 3. “Immediate Family” as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, uncle, aunt, mother-in-law, father-in-law, son-in- law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Founder’s household (other than a tenant or an employee). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of Section 3, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.1.6.

3.2.Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including divorce or death, but excluding in the event of death a transfer to

3.3.

Immediate Family as set forth in Section 3(b)(vi) above of all or a portion of the Shares by the record holder thereof, the Company shall have the right to purchase all of the Shares transferred at the greater of the purchase price paid by Founder pursuant to this Agreement or the fair market value of the Shares on the date of transfer (as determined by the Board of Directors of the Company). Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

3.4.Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

3.5.Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Option. In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to the Founder for consideration equal to the amount to be paid by the Company hereunder. In the event the Repurchase Option is deemed exercised by the Company pursuant to Section 3(a)(ii) hereof, the Company may deem any transferee to have transferred the Shares or interest to Founder prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Founder’s obligation to pay such transferee for such Shares or interest and also to satisfy the Company’s obligation to pay Founder for such Shares or interest. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

3.6.Termination of Rights. The Right of First Refusal and the Company’s right to repurchase the Shares in the event of an involuntary transfer pursuant to Section 3(c) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

4.Investment Representations. In connection with the purchase of the Shares, the Founder

5.

represents to the Company the following:

5.1.Requisite Investment Knowledge. The Founder represents, warrants and acknowledges that the Founder: (i) is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares, (ii) has had an opportunity to ask questions of and receive answers from a Company representative concerning the terms and conditions of this investment; (iii) is acquiring the Shares with the Founder’s own funds, for the Founder’s own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”); (iv) is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares and that the Founder is able to and must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and therefore, cannot be offered or sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Furthermore, the Company may place legends on any stock certificate representing the Shares with the securities laws and contractual restrictions thereon and issue related stop transfer instructions.

5.2.Unregistered Securities. The Founder acknowledges and understands that the Shares have not been registered under the Securities Act, nor registered pursuant to the provisions of the securities laws or other laws of any other applicable jurisdictions, in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act and in the laws of such jurisdictions. The Founder further understands that the Company has no intention and is under no obligation to register the Shares under the Securities Act or to comply with the requirements for any exemption that might otherwise be available, or to supply the Founder with any information necessary to enable the Founder to make routine sales of the Shares under Rule 144 or any other rule of the Securities and Exchange Commission.

5.3.Foreign Purchaser Representations

5.3.1.To the extent that Purchaser is not a United States person, as such term is defined in Rule 902 promulgated under the Securities Act (a “Regulation S Purchaser”), which by such Regulation S Purchaser’s execution of this Agreement such Purchaser

5.3.2.

hereby confirms, that the Shares will be acquired for investment for such Regulation S Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a United States resident, and that such Regulation S Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Regulation S Purchaser further represents that such Regulation S Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a United States resident, with respect to any of the Shares.

5.3.3.If Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of Purchaser set forth on the signature page hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on the signature page hereto.

5.3.4.If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including

(i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

6.Stock Certificate Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends and any legend required by any applicable state securities laws:

7.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A FOUNDER STOCK PURCHASE AGREEMENT BY AND BETWEEN THE REGISTERED FOUNDER HEREOF AND THE COMPANY THAT PROVIDES FOR A RIGHT OF REPURCHASE. SUCH RESTRICTIONS ARE BINDING UPON TRANSFEREES OF THESE SECURITIES. COPIES OF THE FOUNDER STOCK PURCHASE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.

8.Changes in Company Capital Stock.

8.1.Mergers and Other Events. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non- cash assets are distributed with respect to such shares of Common Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Common Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Board of Directors shall make an appropriate or proportionate adjustment in (i) the number and kind of Shares subject to this Agreement and (ii) the repurchase price per Unvested Share, if any. The adjustment by the Board of Directors shall be final, binding and conclusive. No fractional Shares shall be issued under this provision

8.2.

resulting from any such adjustment, but the Board of Directors in its discretion may make a cash payment in lieu of fractional shares. Upon the occurrence of any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or any exchange of the Common Stock for cash, securities or other property pursuant to a share exchange transaction, the restrictions on transfer and the other provisions of this Agreement shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Unvested Shares were converted into or exchanged for pursuant to such transaction in the same manner and to the same extent as they applied to the Unvested Shares under this Agreement.

8.3.Board Action. The Board of Directors may also adjust the number of Shares subject this Agreement and the terms of this Agreement to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board of Directors that such adjustment is appropriate to avoid distortion in the operation of this Agreement.

9.Stockholder Rights. Subject to certain provisions of this agreement, until such time as the Company actually exercises its repurchase rights under this Agreement, the Founder (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Shares, including the Shares held in escrow.

10.Delivery of Certificates. The certificates representing the Shares hereunder shall be held in escrow by the Company as provided below.

11.Market Stand-Off Agreement. The Founder hereby agrees, if so requested by the managing underwriters or the Company in connection with the initial public offering of the Company’s Common Stock, that, without the prior written consent of such managing underwriters, the Founder will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of the Founder or beneficially owned by the Founder in accordance with the rules and regulations of the Commission for a period of up to 180 days after the date of the final prospectus relating to the Company’s initial public offering (or such longer period of time as may be required to accommodate regulatory restrictions on (i) the publication or other distribution of

12.

research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), as applicable, (or any successor rules or amendments thereto)) (the “Lock Up Period”); provided, however, that nothing contained in this Section 9 shall prevent the exercise of the Repurchase Option during the Lock Up Period.

13.Certain Tax Matters. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the transfer of, or the lapse of restrictions on, the Shares, the Founder hereby agrees that the Company may withhold from the Founder’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration. The Founder further agrees that, if the Company does not withhold an amount from the Founder’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Founder will make reimbursement on demand, in cash, for the amount under withheld. The Founder represents that it has received tax advice from its own personal tax advisor on the tax consequences of a purchase of the Shares.

14.Failure to Deliver Shares. If the Founder (or his legal representative) who has become obligated to sell Shares hereunder shall fail to deliver such Shares to the Company in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, mail to the Founder the purchase price for such Shares as is herein specified. Thereupon, the Company: (i) shall cancel on its books the certificate or certificates representing such Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company representing such Shares (or cancel such Shares), and thereupon all of such Founder’s rights in and to such Shares shall terminate.

15.Escrow of Unreleased Shares.

15.1.Escrow of Shares. For purposes of facilitating the enforcement of the provisions of Section 2 above, Founder agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit C executed by Founder and by Founder’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate

15.2.

from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement.

15.3.Secretary of Company To Serve as Escrow Agent. Founder hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Founder agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Founder agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

16.Section 83(b) Election.

16.1.Acknowledgements. The Founder hereby acknowledges that he or she has been informed that, with respect to the purchase of Unreleased Shares, that unless an election is filed by the Founder with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase (the “Election”), there will be a recognition of taxable income to the Founder, measured by the excess, if any, of the fair market value of the Shares, at the time the Company’s Repurchase Option lapses over the purchase price for the Shares.

16.2.Independent Tax Consultation. The Founder represents that the Founder has consulted any tax consultant(s) the Founder deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. The Founder understands the tax consequences of filing (and not filing) a Section 83(b) election under the Internal Revenue Code of 1986, as amended (the “Code”). The filing of a Section 83(b) election is the Founder’s responsibility.

16.3.

16.4.Founder’s Sole Responsibility. The Founder acknowledges that is the Founder’s sole responsibility, and not the Company’s, to file a timely election under Section 83(b), even if the Founder asks the Company or its representatives to make such filings on his behalf.

17.Assignment of Intellectual Property. In connection with this transaction, the Founder hereby irrevocably assigns, transfers and conveys to the Company all of his right, title and interest in and to all intellectual property related to the Company as set forth in that certain Intellectual Property Contribution and Assignment Agreement in the form attached to this Agreement as Exhibit A.

18.Spousal Consent. In connection with this transaction, the Founder will complete or cause their spouse to execute a Spousal Consent in the form attached to this Agreement as Exhibit B.

19.General Provisions

19.1.Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by the laws of the State of Oregon, without giving effect to principles of conflicts of law.

19.2.Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the purchase of Common Stock by the Founder and merges all prior discussions between them.

19.3.Notice. Any notice, demand or request required or permitted to be given by either the Company or the Founder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

19.4.Successors and Assigns. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Founder under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

19.5.

19.6.Amendment; Enforcement of Rights. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

19.7.Cooperation. The Founder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

19.8.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

19.9.Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party if so requested.

19.10.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

19.11.Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled. The Company and the Founder shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

19.12.Employment at Will. THE FOUNDER ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS AN OFFICER, DIRECTOR, CONSULTANT OR EMPLOYEE AT WILL. THE FOUNDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE SCHEDULE FOR THE RELEASE OF SHARES FROM THE REPURCHASE OPTION SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT AS AN EMPLOYEE FOR THE “VESTING” PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH THE FOUNDER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE FOUNDER’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE IN ACCORDANCE WITH LAW.

19.13.Cancellation of Shares. If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

19.14.Acknowledgement. Founder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

19.15.Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Founder Stock Purchase Agreement as of the day and year first set forth above.

CONSUMER COOPERATIVE GROUP, INC.

By: /s/ Tanenankhaha Andrews  Sign Here

By: Tanenankhaha Andrews

Title: President/CEO

Founder

By: /s/ Tanenankhaha Andrews  Sign Here

By: Tanenankhaha Andrews

EXHIBIT A: INTELLECTUAL PROPERTY CONTRIBUTION AND ASSIGNMENT AGREEMENT

(See Attached)

EXHIBIT B: SPOUSAL CONSENT

The undersigned does hereby certify that [s]he is the spouse of Tanenankhaha Andrews the individual who executed the above Founder Stock Purchase Agreement (the “Agreement”). I acknowledge that my spouse’s interest in the Shares (as defined in the Agreement) shall be irrevocably subject to the restrictions and bound by the terms of the Agreement. I further understand and agree that my community property interest in such securities, if any, shall similarly be subject to said restrictions and bound by said terms. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement.

Dated: January 27, 2017

  Sign Here (if applicable)

Tomica Hogg-Andrews

-- OR --

I, Tanenankhaha Andrews the person who executed the above Founder Stock Purchase Agreement, do hereby certify that I am not married.

Dated: January 27, 2017

  Sign Here (if applicable)

Tanenankhaha Andrews

EXHIBIT C: ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Founder Stock Purchase Agreement between the undersigned (“Founder”) and CONSUMER COOPERATIVE GROUP, INC., an Oregon cooperative corporation (the “Company”), dated (the “Agreement”), Founder hereby sells, assigns and transfers unto the Company  ( ) shares of the Common Stock of the Company standing in Founder’s name on the Company’s books and represented by Certificate No. , and does hereby irrevocably constitute and appoint to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:

Founder

  Sign Here

By: Tanenankhaha Andrews

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Founder.